UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MYOS RENS TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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MYOS RENS TECHNOLOGY INC.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

December 5, 2019

Dear Stockholders:

It is our pleasure to invite you to the 2019 Annual Meeting of Stockholders of MYOS RENS Technology Inc. We will hold the meeting on Monday, December 23, 2019, at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., local time.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, please promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

Thank you for your ongoing support of and continued interest in MYOS RENS Technology Inc.

Sincerely,

/s/ Joseph Mannello
Joseph Mannello
Chief Executive Officer and Director

MYOS RENS TECHNOLOGY INC.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 23, 2019

To the Stockholders of MYOS RENS Technology Inc.:

Notice is hereby given that the 2019 annual meeting of the stockholders of MYOS RENS Technology Inc. (“MYOS” or the “Company”) will be held on December 23, 2019, at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., local time. At the annual meeting or any postponement, adjournment or delay thereof (the “Annual Meeting”), you will be asked to consider and vote upon the following proposals:

1.	to approve an amendment to the Company’s Articles of Incorporation to increase the aggregate number of authorized shares of common stock by 3,000,000 shares from 12,000,000 to 15,000,000 shares;

2.	to approve an amendment to the of the Company’s Articles of Incorporation to declassify the board of directors;

3.	to elect three directors to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

4.	to approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers for the year ended December 31, 2018;

5.	to vote, on a non-binding advisory basis, on the frequency of stockholder advisory votes on executive compensation;

6.	to amend the 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan by 350,000 shares from 850,000 to 1,200,000 shares;

7.	to ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

8.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on November 8, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD, “THREE YEARS” ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION AND “FOR” EACH OF THE OTHER PROPOSALS.

Your vote is extremely important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone, fax, or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The proxy statement accompanying this notice provides a more complete description of the business to be conducted at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

By order of the Board of Directors,

/s/ Joseph Mannello
Joseph Mannello
Chief Executive Officer and Director

YOU ARE RESPECTFULLY REQUESTED BY THE BOARD TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU GRANT A PROXY, YOU MAY REVOKE IT AT ANY TIME PRIOR TO THE MEETING OR VOTE IN PERSON AT THE MEETING. IF YOU RECEIVED THIS PROXY STATEMENT IN THE MAIL, A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about December 5, 2019.

Important Notice Regarding the Availability of Proxy Materials for the

MYOS RENS Technology Inc. Annual Meeting of Stockholders to be Held on December 23, 2019.

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available on the Investor Relations portion of our web site at ir.myosrens.com.

MYOS RENS TECHNOLOGY INC.

i

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished by the Board of Directors of MYOS RENS Technology Inc. (the “Board”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders or any postponement, adjournment or delay thereof (the “Annual Meeting”) to be held at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, on December 23, 2019, at 10:30 a.m., local time. This Proxy Statement, along with a Notice of Annual Meeting of Stockholders and either a proxy card or a voting instruction card, are being mailed to stockholders beginning on or about December 5, 2019.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “MYOS,” “we,” “our,” “us” and “the Company” to refer to MYOS RENS Technology Inc.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this Proxy Statement?

A:

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on November 8, 2019, the record date, and are entitled to vote at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may contact Broadridge Financial Solutions, Inc. at the telephone number or address listed below to request an additional set of proxy materials:

51 Mercedes Way Edgewood, NY 11717 Tel: (631) 257-4513

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Transhare Corporation, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, MYOS sent this Proxy Statement and a proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold shares in street name, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone, fax, or over the Internet, if they offer that alternative. As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	What am I voting on at the Annual Meeting?

A:	You are voting on the following proposals:

●	to approve an amendment to the Company’s Articles of Incorporation to increase the aggregate number of authorized shares of common stock by 3,000,000 shares from 12,000,000 to 15,000,000 shares;

●	to approve an amendment to the Company’s Articles of Incorporation to declassify the board of directors;

●	to elect three directors to serve until the 2022 Annual Meeting of Stockholders Annual Meeting and until their successors are duly elected and qualify;

●	to approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers for the year ended December 31, 2018;

●	to vote, on a non-binding advisory basis, on the frequency of stockholder advisory votes on the Company’s executive compensation;

●	to amend the 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan by 350,000 shares from 850,000 to 1,200,000 shares;

●	to ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

●	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board recommends a vote “FOR” the election of each of the nominees to the Board, “THREE YEARS” on the frequency of future advisory votes on executive compensation and “FOR” each of the other proposals.

Q:	How do I vote?

A:	You may vote using any of the following methods:

●	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

●	By telephone or over the Internet. This is allowed if you hold shares in street name and your bank, broker or other nominee offers those alternatives. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary.

●	In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●	sending written notice of revocation to the Corporate Secretary of MYOS;

●	submitting a new, proper proxy dated later than the date of the revoked proxy; or

●	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:	If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board, “THREE YEARS” on the frequency of future advisory votes on executive compensation and “FOR” each of the other proposals.

Q:	Will my shares be voted if I do not return my proxy card or voting instruction card and do not attend the Annual Meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held beneficially in street name with a broker, your broker will not be authorized to vote on non-routine matters. Proposals 1 to 6 are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding this proposal for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purposes of determining the presence of a quorum, but otherwise do not affect the outcome of the foregoing matters being voted on at the Annual Meeting.

Q:	What are the voting requirements to approve each of the proposals?

A:

In the election of directors, the three nominees receiving the highest number of affirmative votes will be elected. You may withhold votes from any or all nominees.

Each of Proposals 1 and 2 requires the affirmative “FOR” votes of a majority of the outstanding shares of common stock of the Company. For Proposal 5, the frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders.

Each of the other proposals requires the affirmative “FOR” votes of a majority of the votes cast on this proposal. Abstentions will not affect the outcome of the vote on this proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for proposals 1 to 6, shares that constitute broker non-votes are not considered entitled to be voted on the proposal. As a result, the broker “non-vote” will have no effect on the outcome of this proposal, assuming that a quorum is present.

Q:	How many votes do I have?

A:	If you hold shares of common stock, you are entitled to one vote for each share of common stock that you hold. As of November 8, 2019, the record date, there were 9,176,908 shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	We do not use cumulative voting for the election of directors.

Q:	What happens if a nominee for director does not stand for election?

A:	If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand. We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the seven items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as the proxy holders, Joseph Mannello and Dr. Robert J. Hariri, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote is represented at the Annual Meeting, either in person or by proxy, totaling 4,588,455 shares. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on November 8, 2019 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted. If you are not a stockholder of record but hold shares through a bank, broker or other nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to November 8, 2019, a copy of the voting instruction card provided to you by your bank, broker or other nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly on December 23, 2019, at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., local time. You should allow adequate time for the check-in procedures.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your bank, broker or other nominee. You may vote your shares in person at the Annual Meeting only if at the Annual Meeting you provide a legal proxy obtained from your bank, broker or other nominee.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to us or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How are votes counted?

A:	For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the frequency of future advisory votes on executive compensation, you may vote for “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum, but otherwise will have the same effect as votes “AGAINST” Proposals 1 and 2 and will have no effect on the outcome of the vote on Proposals 4, 5, 6 and 7.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Annual Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	How may I obtain MYOS’ Annual Report on Form 10-K and other financial information?

A:	A copy of our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) is being sent to stockholders along with this Proxy Statement. Stockholders may request an additional free copy of the Annual Report and other financial information by contacting us at:

MYOS RENS Technology Inc. 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927 Attention: Joseph Mannello Telephone: (973) 509-0444

We will also furnish any exhibit to the Annual Report if specifically requested.

Alternatively, you can access the Annual Report at the investor relations portion of our website at ir.myosrens.com. Our filings with the Securities and Exchange Commission (“SEC”) are also available free of charge at the SEC’s website at www.sec.gov.

Q:	What if I have questions for the Company’s transfer agent?

A:	Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Transhare Corporation 2849 Executive Drive Clearwater, FL 33762 Tel: (303) 662-1112

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

MYOS RENS Technology Inc. 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927 Attention: Joseph Mannello Telephone: (973) 509-0444

You may also contact Broadridge Financial Solutions, Inc.at the telephone number or address listed below:

51 Mercedes Way Edgewood, NY 11717 Tel: (631) 257-4513

PROPOSAL NO. 1: AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Articles of Incorporation, as amended, currently authorize the issuance of up to 12,000,000 shares of common stock. As of November 8, 2019, there were 9,176,908 shares of common stock outstanding. In addition, we have reserved 670,740 shares for future issuance pursuant to the exercise of outstanding stock options and warrants. Thus, as of November 8, 2019, we have 2,152,352 shares of authorized common stock available for future issuance.

Our Board of Directors (the “Board”) has approved, subject to stockholder approval, an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock to 15,000,000 shares (the “Amendment”). The additional shares of common stock authorized by the Amendment, if and when issued, would have the same rights and privileges as the shares of common stock previously authorized. A copy of the Amendment is set forth in Appendix A hereto.

The additional shares of common stock authorized by the Amendment could be issued at the discretion of the Board from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in our business, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. Any future issuances of authorized shares of common stock may be approved by the Board without further action by the stockholders. The availability of additional shares of common stock would be particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock, where such approval might not otherwise be required. The Board has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

Although the Board will issue common stock only when required or when the Board considers such issuance to be in our best interests, the issuance of additional common stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of our existing stockholders. Furthermore, since Nevada law requires the vote of a majority of shares of each class of stock in order to approve certain mergers and reorganizations, the proposed Amendment could permit the Board to issue shares to persons supportive of management’s position. Such persons might then be in a position to vote to prevent a proposed business combination which is deemed unacceptable to the Board, although perceived to be desirable by some stockholders, including, potentially, a majority of stockholders. This could provide management with a means to block any majority vote which might be necessary to effect a business combination in accordance with applicable law, and could enhance the ability of our directors to retain their positions.

Additionally, the presence of such additional authorized but unissued shares of common stock could discourage unsolicited business combination transactions which might otherwise be desirable to stockholders. The Board is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed Amendment to increase the authorized shares of common stock is not prompted by any specific effort or takeover threat currently perceived by management. In addition, we do not have any plans to implement additional measures having anti-takeover effects. The Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the Amendment.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will be required to approve the Amendment. Abstentions will be counted as present for purposes of determining if a quorum is present, and will have the same effect as a negative vote on this proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Amendment.

PROPOSAL NO. 2: AMENDMENT TO THE COMPANY’S ARTICLES OF

INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Our Articles of Incorporation currently provide that we have a classified board of directors divided into three classes, Class I, Class II and Class III, with the term of office of each class to expire after three years and with the directors of each class to be elected by the stockholders at the third annual meeting of stockholders following the annual meeting at which such class of directors was elected.

In light of evolving corporate governance practice and in order to evaluate suitability of each director on a regular basis, the Board considers that it is advisable to declassify itself so that the board of directors is comprised of one class of directors with directors serving a one-year term of office. Accordingly, the Board has approved an amendment to the Articles of Incorporation to declassify the Board (the “Declassification Amendment”) and has recommended that the Declassification Amendment be approved by our stockholders at this Annual Meeting. A copy of the Amendment is set forth in Appendix A hereto.

If the Declassification Amendment is adopted and approved by our stockholders at this Annual Meeting, promptly following the completion of the Annual Meeting, we will file a certificate of amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. Declassification of our Board would result in the Board being fully declassified and all directors standing for annual elections commencing with our 2020 annual meeting of stockholders. If approved by our stockholders at this Annual Meeting, the Declassification Amendment will change the existing terms of directors elected prior to or at this Annual Meeting. Accordingly, the terms for directors previously elected at our 2017 and 2018 annual meetings of stockholders, as well as the director nominees elected at this Annual Meeting, would expire at our 2020 annual meeting of stockholders. If the Declassification Amendment is adopted and approved, each of the directors elected at our 2020 annual meeting of stockholders will be elected for a one-year term expiring at our 2021 annual meeting of stockholders. In all cases, each director will hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Under the Nevada Revised Statutes, as amended (the “NRS”), any director selected to fill a vacancy on our Board due to a director’s resignation will hold office for the remainder of the term of office of the resigning director. If the stockholders do not approve the Declassification Amendment, the Board will remain classified and the directors will continue to serve three-year terms.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will be required to approve the Declassification Amendment. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have the same effect as “Against” on the outcome of the vote.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Declassification Amendment.

PROPOSAL NO. 3: ELECTION OF DIRECTORS

Our Board currently consists of three classes with a total of nine directors, with one class to be elected annually for a staggered three-year term. The terms of office of the Class III, Class II and Class I directors will expire in 2022, 2020 and 2021, respectively, unless Proposal 2 is approved, in which case there will only be one class of directors with a one-year term expiring at our 2020 annual meeting of stockholders.

Our Board has nominated each of Joseph Mannello and Victor Mandel, each a current Class III director and Andrew Ponte.

The table below sets forth the name, ages, position and class of each of our directors and director nominees.

Name	Age	Position	Class
Dr. Robert J. Hariri	60	Chairman of the Board	I
Ren Ren	57	Director	I
Joseph Mannello	62	Chief Executive Officer and Director Nominee	III
Dr. Louis J. Aronne	64	Director	II
Christopher Pechock	55	Director	II
Victor Mandel	54	Director Nominee	III
John Nosta*	60	Director	III
Eric Zaltas	57	Director	I
Christopher C. Dewey	75	Director	II
Andrew Ponte	56	Director Nominee	III

* Mr. Nosta will not stand for re-election at this Annual Meeting.

The following sets forth information regarding each of our directors:

Dr. Robert J. Hariri joined us as a director in July 2011 and was elected Chairman of the Board in April 2012. Dr. Hariri has served as the chairman and chief scientific officer of Celgene Cellular Therapeutics, a division of Celgene Corporation (NASDAQ: CELG), since 2014. From 2002 to 2014, he served in various positions at Celgene Cellular Therapeutics, including chief executive officer and president. Prior to joining Celgene Cellular Therapeutics, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene Corporation in 2002. Dr. Hariri also serves as president of Human Longevity Cellular Therapeutics, Inc., a privately-held genomics and cell therapy-based diagnostic and therapeutic company focused on extending the healthy, high performance human life span, which he co-founded in 2013. He has also served as co-founder, vice chairman and chief scientific officer of Neurodynamics, a privately held medical device and technology corporation. Dr. Hariri is an adjunct associate professor of pathology at the Mount Sinai School of Medicine and has also held key academic positions at Weill Medical College of Cornell University and the Cornell University Graduate School of Medical Science, including serving as the director of the Center for Trauma Research. Dr. Hariri is also a director of Cryoport, Inc. (NASDAQ: CYRX), Bionik Laboratories Corp. (OTCQX: BNKL), Provista Diagnostics and Rocket Racing, Inc. Dr. Hariri is a member of the scientific advisory board for the Archon X Prize Foundation for Genomics. Dr. Hariri also serves as a trustee of the J. Craig Venter Institute, a trustee of the Liberty Science Center and a commissioner of the New Jersey Commission for Cancer Research. Dr. Hariri received the Thomas Alva Edison Award in 2007 and 2011, The Fred J. Epstein Lifetime Achievement Award in 2012 and numerous other honors for his contributions to biomedicine and aviation. He has served as a member of the board of visitors at Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons. Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri completed his surgical training at The New York Hospital-Cornell Medical Center and directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research. We believe Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience qualifies him to serve on our Board of Directors.

Ren Ren joined us as a director (Global Chairman) in March 2016. Mr. Ren has more than 28 years of experiences in China’s food and agricultural business. Since 2001, he formed and operated Beijing Seasons Investment Group Co, Ltd and RENS Agriculture Science and Technology Co, Ltd. Mr. Ren is also chairman of China’s Nutrition and Health Guidance Committee, Editor in Chief of The Capital Food Safety Weekly, chairman of Beijing Seasons Investment Group Co., Ltd, chairman of Anhui Woyang Huadu Properties Co., Ltd., chairman of Xingguo Hongtianxia Camellia Oil Co., Ltd, and chairman of Nanjing Xingfeng Ecological Agriculture Co., Ltd. From 1993 to 2001, he formed and operated multiple companies in Nanchang, Jiangxi Province, mainly engaged in agricultural products operation and management. From 1987 to 1992, he was a department director at Sheyang Food Bureau, responsible for grain purchasing and management. We believe Mr. Ren’s extensive knowledge and experience with respect to health and nutrition products and his extensive food product industry background qualifies him to serve on our Board of Directors.

Joseph Mannello has served as our Chief Executive Officer since August 2017, as our interim Chief Executive Officer from September 2016 until August 2017 and as a director since December 2015. From May 2015 to September 2016, he served as a consultant for Brean Capital, LLC, an independent investment bank and asset management firm. From March 2013 to May 2015, he served as the executive managing director at Brean Capital LLC, where he also served as a member of the firm’s operating committee. From March 2008 to March 2012, Mr. Mannello was the head of corporate credit for Gleacher & Company, Inc. (OTC:GLCH), a publicly-traded investment bank. Prior to that, he was the head of the fixed income division of BNY Capital Markets, Inc., a subsidiary of The Bank of New York Mellon Corp. (NYSE:BK). We believe Mr. Mannello’s extensive financial markets and management background qualifies him to serve on our Board of Directors.

Dr. Louis Aronne joined us as a director and a member of our Scientific Advisory Board in July 2011. Dr. Aronne is the Weill Professor of Metabolic Research and Director of the Comprehensive Weight Control Center which he founded in 1986 at Weill Cornell Medical College. He is the former Chairman of the American Board of Obesity Medicine and an Adjunct Clinical Associate Professor of Medicine at Columbia University College of Physicians and Surgeons. Dr. Aronne is former president of the Obesity Society and a fellow of the American College of Physicians. He has been an investigator on more than 40 trials, authored more than 100 papers and book chapters on obesity and edited the National Institutes of Health Practical Guide to the Identification, Evaluation, and Treatment of Overweight and Obesity in Adults. Dr. Aronne has won several awards for teaching, including the Leo M. Davidoff Society Prize from Albert Einstein College of Medicine in 1983 and Eliot Hochstein Teaching Award from Cornell University in 1990. Dr. Aronne graduated Phi Beta Kappa from Trinity College with a BS in biochemistry and from Johns Hopkins University School of Medicine. We believe Dr. Aronne’s skills as a physician and his knowledge and experience with respect to obesity and related metabolic diseases qualifies him to serve on our Board of Directors.

Christopher Pechock joined us as a director in February 2014. Mr. Pechock was a partner at Matlin Patterson Global Advisers, a global alternative asset manager, since its inception in July 2002 through September 2017. From November 1998 to July 2002, Mr. Pechock served as a member of the Global Distressed Securities Group Credit Suisse (NYSE:CS). From January 1997 to October 1998, Mr. Pechock served as a Portfolio Manager and Research Analyst at Turnberry Capital Management, L.P. Prior to that, Mr. Pechock served as a Portfolio Manager at Eos Partners, L.P. (February 1996 to December 1996), a Vice President and high yield analyst at PaineWebber Inc. (May 1993 to January 1996) and an analyst in risk arbitrage at Wertheim Schroder & Co., Incorporated (August 1987 to April 1991). He serves on the board of directors of Gleacher & Company, Inc. (NASDAQ: GLCH). Mr. Pechock received a BA in Economics from the University of Pennsylvania and an MBA from the Columbia University Graduate School of Business. We believe Mr. Pechock’s extensive financial background qualifies him to serve on our Board of Directors.

Victor Mandel joined us as a director in August 2016 and previously served as a director of the Company from December 2015 until March 2016. He has over twenty-five years of experience in corporate strategy and corporate governance. Mr. Mandel previously served as Co-Chairman of Ambac Financial Group, Inc. (NASDAQ: AMBC) from May 2013 through December 2014 and as a director, chair of its Governance and Nominating Committee and member of its Audit and Strategy and Risk Policy Committees from May 2013 until May 2016. Additionally, he has previously served as a member of the board of directors and on the audit committees of Comsys IT Partners, Inc. (now a Manpower company), Broadpoint Gleacher Securities Group, Inc. (now Gleacher & Co., Inc.), and XLHealth Corp. (now a United Healthcare company). He previously served as the Chief Financial Officer of Circle.com (NASDAQ:CIRC) and served as Executive Vice President, Finance and Development of Snyder Communications, Inc. (NYSE:SNC) from 1999 to 2000. From 1991 to 1999, Mr. Mandel served as vice president in the Investment Research department at Goldman Sachs & Co. (NYSE:GS). Mr. Mandel holds an MBA in Finance from the Wharton School of Business at the University of Pennsylvania, an A.B. in Computer Science from Harvard University, and is a Chartered Financial Analyst. We believe Mr. Mandel’s extensive financial background qualifies him to serve on our Board of Directors.

John Nosta joined us as a director in December 2017 and has served as the founder and president of NOSTALAB, a digital health think tank, since June 2013. He is generally regarded as a leading global strategic and creative thinker in the digital health area. A leading voice in the convergence of technology and health, Mr. Nosta helps define, dissect and deliberate global trends in digital health. He has also served as a member of the Google Health Advisory Board since October 2014 and has penned HEALTH CRITICAL for Forbes, a top global blog on health and technology. For over 20 years, Mr. Nosta was part of the leadership of Omnicom and WPP, leading healthcare communication companies. Prior to founding NOSTALAB, Mr. Nosta was employed by Ogilvy CommonHealth, a leading healthcare communication company, from April 2003 to June 2013, where he held a series of positions including Chief Creative Officer, Chief Strategic Officer and unit President. From 1990 to 1997, he held various senior-level positions at LLNS, a division of Omnicom Group Inc. (NYSE:OMC), a leading healthcare communication company. Mr. Nosta previously served as a director of the Company from December 2015 until March 2016. Mr. Nosta served as a research associate at Harvard University Medical School from 1980 to 1981 and has co-authored several papers with global thought-leaders in the field of cardiovascular physiology, with a focus on acute myocardial infarction, ventricular arrhythmias and sudden cardiac death. He received a Bachelor of Arts degree from Boston University in 1981. We believe Mr. Nosta’s scientific and pharmaceuticals industry background qualifies him to serve on our Board of Directors.

Eric Zaltas joined us as a director in December 2018 and is currently founder and Chief Executive Officer of Pivot Nutrition LLC, a startup company focusing on researching, developing and distributing products for a number of brands targeted at athletes. Prior to that, Mr. Zaltas was Vice President of R&D and Commercialization at Premier Nutrition Corporation, a division of Post Holdings, Inc. from 2014 to 2018. At Premier, he led the integration of the R&D teams, pipelines and innovation processes for both the Premier and incoming PowerBar(r) teams. Prior to that, he led the transition of the PowerBar(r) brand after the sale of Nestle S.A.’s Performance Nutrition portfolio to Post and was General Manager of the brand ad interim. Mr. Zaltas served as Global Head of R&D for the Performance Nutrition division at Nestle from 2012 to 2014, in Florham Park, NJ and was Global Science Lead for Performance Nutrition at the Nestle Nutrition headquarters in Vevey, Switzerland. Mr. Zaltas received a B.S. degree in Geophysics from the State University of New York at Stony Brook and an M.S. degree in Human Nutrition from the University of New Haven. He also received a Diploma in Sports Nutrition from the International Olympic Committee based in Lausanne, Switzerland. We believe Mr. Zaltas’ expertise in nutrition and extensive industry experience qualify him to serve on our Board of Directors.

Christopher C. Dewey joined us as a director in August 2019 and is an active investor with over thirty years of experience in finance. From January 2007 to April 2011, he served as Vice Chairman of the board of directors of National Holdings Corporation, a financial services organization operating through its subsidiary, National Securities. From December 2006 to December 2008, Mr. Dewey served as acting Chief Executive Officer and director of Z-KAT, Inc., a surgical navigation medical device company. He previously served as Executive Vice President of Jefferies & Company, Inc., the principal operating subsidiary of Jeffries Group, Inc., a securities and investment banking firm, from 1994 to December 2006. Mr. Dewey co-founded several companies, including Robotic Ventures LLC, Bonds Direct Securities LLC and Cannon Group Inc., a motion picture company that went public in 1972. Mr. Dewey has also served on the board of directors of various companies including Orthosensor, Inc., a medical device company, Mako Surgical Corp., a medical device company, and Auris Surgical Robotics, Inc., an ophthalmic robotics company. Mr. Dewey holds an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Dewey’s extensive experience in finance and investment and leadership skills qualify him to serve on our Board of Directors.

Andrew Ponte is a seasoned executive with over 25 years in the pet industry. He has experience with multiple ownership platforms such as private equity, entrepreneur, public, hedge fund, and Chapter 11 reorganization and has been involved in various acquisitions and integrations. Mr. Ponte was previously Senior Vice President of the sales and business unit at Central Garden and Pet from May of 2015 to February of 2019. Prior to that, Mr. Ponte spent 15 years as an executive at United Pet Group (now Spectrum Brands) where he served a variety of positions from 1999 through 2015 including Vice President of Sales & Marketing, Vice President of Sales and Trade Marketing, Vice President of Sales and Walmart Team Leader. Prior to that, he held various sales and marketing management positions, initially with Dogloo, Inc. and Doskocil, Inc (after the merger of the two companies). Prior to that, he spent 8 years with Koch Industries in various leadership positions in sales, marketing, accounting and finance. Mr. Ponte holds a BA in Accounting from Kansas State University. We believe Mr. Ponte’s extensive experience in the pet industry and management experience qualify him to serve on our Board of Directors.

There are no family relationships among any of the directors, director nominee or the executive officers of the Company.

Members of the Scientific Advisory Board

In addition to our Board of Directors, we have formed a Scientific Advisory Board, comprised of scientists and medical professionals who advise us on science and medical health issues, medical conditions and health care trends as they relate to our current and future products. Members of the Scientific Advisory Board provide us with advice, insights, contacts and other assistance based on their extensive knowledge and experience. Specifically, they advise us on: (a) the use of myostatin modulators in the treatment of various disorders including sarcopenia, obesity, muscle repair, anti-aging and longevity therapy, (b) the biological activities of our products and (c) the development of clinical research programs relating to the biomedical activities and benefits of our products. We enter into advisory board agreements with members of the Scientific Advisory Board pursuant to which they are entitled to receive a fixed number of shares of common stock (which may vary as determined by the Board of Directors), which generally vest over a number of years. The Scientific Advisory Board is currently comprised of the following members: Dr. Robert J. Hariri, Dr. Louis Aronne, Dr. Caroline Apovian and Dr. Neilank Jha.

The experience of each of the members of the Scientific Advisory Board (other than members who are our current directors and officers, whose experience is set forth above) is as follows:

Dr. Caroline Apovian joined the Scientific Advisory Board in February 2013. Since November 2010, Dr. Apovian has served as Professor of Medicine and Pediatrics, in the Section of Endocrinology, Diabetes, and Nutrition at Boston University School of Medicine. She has also served as Director of the Center for Nutrition and Weight Management at Boston Medical Center since January 2000. Dr Apovian is a nationally and internationally recognized authority on nutrition and has been in the field of obesity and nutrition since 1990. Dr. Apovian was a recipient of the Physician Nutrition Specialist Award given by the American Society of Clinical Nutrition for her work on developing and providing nutrition education, to medical students and physicians in training at Boston University School of Medicine. She has published over 200 articles, chapters, and reviews on the topics of obesity, nutrition, and the relationship between adipose tissue and risk of developing cardiovascular disease. Dr. Apovian has recently published a new book entitled The Age-Defying Diet and has also written two popular books called The Overnight Diet and The ALLI Diet Plan. Dr. Apovian has been a member of The Obesity Society since 1992, and has served on the Clinical Committee as well as Secretary/Treasurer and is currently serving as its President. Additionally, she serves as Associate Editor for the Society’s journal, Obesity. Dr. Apovian received her B.A. from Barnard College and her M.D. from the University of Medicine and Dentistry of New Jersey.

Dr. Neilank Jha joined the Scientific Advisory Board in December 2011. Since July 2010, Dr. Jha has served as a Clinical Fellow in the Spinal Program of Toronto Western Hospital. From 2004 to 2010, he was in the Neurosurgery Residency Program at McMaster University. Dr. Jha received his B.S. from the University of Toronto and his Doctor of Medicine from McMaster University.

Biographical information for Dr. Robert Harari and Dr. Louis Aronne is set forth above in “Directors and Executive Officers.”

Transactions with Related Persons, Promoters and Certain Control Persons

Certain “related party” transactions involving related persons (excluding executive officer compensation which is determined by the Compensation Committee) are presented to, reviewed and approved by the Audit Committee. Related persons include the Company’s directors and executive officers, immediate family members of the directors and executive officers, and security holders who beneficially own five percent or more of our common stock and their respective family members. The transactions subject to such review are those transactions in which the Company was or is to be a participant and the amount involved equals or exceeds $120,000. If the related party involved in a related party transaction is a director of the Company that would normally review such a transaction or a family member of such a director, then that director will not participate in the relevant discussion and review.

Information considered in evaluating such transactions may include: the nature of the related person’s interest in the transaction; the material terms of the transaction; whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an outside director; and whether the transaction would present an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship; and any other factors the Audit Committee deems relevant.

The following is a description of the transactions we have engaged in during the year ended December 31, 2018 and through the date hereof, with our directors, director nominees and officers and beneficial owners of more than five percent of our voting securities and their affiliates:

On December 17, 2015, we issued an unsecured promissory note in the principal amount of $575,000 to Gan Ren, the son of Ren Ren, a current director and our largest stockholder. The note bears interest at a rate of 8% per annum and matures one year from the date of issuance. On December 17, 2016 the note and accrued interest of $46,000 was automatically converted into 225,864 shares of common stock at $2.75 per share.

On December 17, 2015, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with RENS Technology, Inc., an entity which is controlled by Ren Ren, a current director and our largest stockholder (the “Purchaser”). Pursuant to terms of the Purchase Agreement, the Purchaser agreed to invest $20.25 million in the Company in exchange for (i) an aggregate of 3,537,037 shares of common stock and (ii) warrants to purchase an aggregate of 884,259 shares of common stock (the “Financing”). In connection with the Financing, the Board agreed to issue Mr. Ren 18,182 shares of common stock following the closing of the Financing for his services to the Company as a member of the Board.

On March 3, 2016, we completed the first tranche of the Financing pursuant to which the Purchaser acquired 1,500,000 shares of common stock and a warrant to purchase 375,000 shares of the Company’s common stock for $5.25 million.

On August 19, 2016, the Purchaser notified the Company that it did not intend to fulfill its obligation to fund the second tranche of the Financing, notwithstanding its confirmation to the Company in June 2016 that the Purchaser would provide such funding in accordance with the terms of the Purchase Agreement.

In October 2016, the Company received a purchase order from RENS Agriculture to purchase $118 of our product. We received a 50% deposit in November 2016 in order to manufacture the product. The goods were shipped in January 2017 and received in China in March 2017. We have not received payment for the order to date and the balance of $59 was written off as bad debt in 2017.

On April 11, 2017, the Court noted that we had demonstrated a likelihood of success on the merits of the breach of contract claim. Thereafter, a hearing was scheduled on the application by the Purchaser to dismiss the complaint and various pre-trial discovery applications by both parties.

In August 2017 the Company amended its complaint, repeating most of the initial claims but added several additional claims against RENS Agriculture, Mr. Ren and two additional Chinese defendants, including a claim against RENS Agriculture for breaching the exclusive distribution agreement, as well as claims against all defendants for theft and misappropriation of our confidential proprietary information and trade secrets, breach of fiduciary duty and duty of loyalty, misappropriation of corporate opportunity, unfair competition and a number of other torts. We are seeking damages and injunctive relief. The Purchaser has filed a motion to dismiss the amended complaint which is still pending and scheduled for oral argument in the second quarter of 2019.

On August 16, 2017, the Purchaser commenced an action in the District Court of Clark County in the State of Nevada against us and Joseph Mannello, our then interim Chief Executive Officer, alleging that Mr. Mannello had breached his fiduciary duties and was grossly negligent in managing our company. The action seeks monetary damages and injunctive relief from Mr. Mannello as well as the appointment of a receiver over us. Subsequently, the Purchaser submitted a petition to appoint a receiver and we and Mr. Mannello submitted a motion to dismiss the action. On April 11, 2019, the parties filed, and the court entered, a Stipulation and Order of dismissal which dismissed this action in its entirety without the payment of any monetary damages by the Company or Mr. Mannello.

Review, Approval or Ratification of Transactions with Related Persons.

Our Board of Directors has established an audit committee consisting of independent directors. This committee, among other duties, is charged to review, and if appropriate, ratify all agreements and transactions which had been entered into with related parties, as well as review and ratify all future related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to report their initial beneficial ownership and any subsequent changes in that beneficial ownership of our securities to the SEC. Based solely on a review of the copies of the reports furnished to us, we believe that all such reports for the year ended December 31, 2018 were filed on a timely basis.

Vote Required

The three nominees receiving the highest number of affirmative votes will be elected to the Board. You may withhold votes from any or all nominees.

Recommendation of the Board

The Board recommends a vote “FOR” the election of the nominees to the Board to serve until the 2022 (or 2020 if Proposal 2 is approved at this Annual Meeting) annual meeting of stockholders and until their successors are duly elected and qualify.

PROPOSAL NO. 4: APPROVAL OF 2018 EXECUTIVE COMPENSATION ON AN

ADVISORY BASIS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to the Company’s named executive officers for the year ended December 31, 2018.

Our executive compensation program and compensation paid to our named executive officers are described in this proxy statement. Our compensation programs are overseen by the Compensation Committee of the Board and reflect our philosophy to pay all of our employees, including our named executive officers, in ways that support three primary business objectives:

●	Attract and retain the best talent.

●	Support our culture of performance.

●	Align employee interests with long-term stockholder interests in the overall success of the Company.

To help achieve these objectives, we structure our named executive officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.

The Board believes that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving the Company’s core objectives and goals. Accordingly, the Board is asking you to vote on the adoption of the following resolution:

RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the compensation tables and related narrative discussion.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in 2018, which is disclosed elsewhere in this proxy statement. The vote is advisory, and therefore is not binding on the Company or the Board in any way. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of the Company’s named executive officers in the year ended December 31, 2018 that have already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, the Board values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the foregoing resolution.

PROPOSAL NO. 5: APPROVAL OF FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON

EXECUTIVE COMPENSATION

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote about how often we should present stockholders with the opportunity to vote on compensation awarded to our named executive officers. You may elect to have the vote held every year, every two years, or every three years, or you may abstain. We recommend that this advisory vote be held once every three years, but stockholders are not voting to approve or disapprove of that recommendation. We believe that a triennial voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. We also believe that a three-year timeframe provides a better opportunity to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote.

Vote Required

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. Because this vote is advisory, it will not be binding upon our Board. However, the Board will consider the outcome of the stockholder vote, along with other relevant factors, in recommending a voting frequency to our Board.

Recommendation of the Board

The Board recommends a vote for a frequency of once every “THREE YEARS” for the stockholder advisory vote on compensation awarded to our named executive officers.

PROPOSAL NO. 6: AMENDMENT OF THE COMPANY’S 2012 EQUITY INCENTIVE PLAN

In November 2012, our stockholders approved the adoption of our 2012 Equity Incentive Plan (as amended, the “Plan”). On November 17, 2016, the Board approved, among other matters, a proposal to amend the Plan to increase the number of shares of our common stock subject to the Plan by 300,000 shares to 850,000 shares, which increase was subsequently approved by the Company’s stockholders. On November 7, 2019, our Board approved a proposal to amend the Plan to increase the number of shares of our common stock subject thereto to 1,200,000 shares (as so amended, the “Amended Plan”).

General

The Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards, and other stock-based awards. The maximum number of shares of common stock currently reserved for the grant of awards under the Plan is 850,000 subject to adjustment as provided by the Plan. As of November 8, 2019, 179,260 shares were available for future grants under the Plan. If the proposal for the amendment of the Plan is approved, then the maximum number of our shares of common stock reserved for grant of awards under the Amended Plan will be 1,200,000, of which 529,260 will be available for future grants.

Purpose of the Amendment

The purpose of the amendment to the Plan is to increase the number of shares of our common stock subject to the Plan by 350,000 from 850,000 shares to 1,200,000 shares. The Board believes that the number of shares of common stock subject to the Plan remaining available is insufficient to achieve the purpose of the Plan. Therefore, the Board believes the Plan amendment is necessary to allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our common stock. As a company with limited cash resources, we believe that equity awards, particularly stock option awards, are integral to retaining and motivating our key personnel. If our stockholders do not approve this proposal, we may be unable to use equity compensation to attract, retain and motivate our employees, which may have an adverse effect on our operations. The full text of the proposed Plan amendment is set out in Appendix B to this Proxy Statement.

Capitalized terms used but not defined in this proposal shall have the meanings ascribed to them in the Amended Plan. The following description is qualified in its entirety by reference to the Amended Plan.

Summary of the Amended Plan (as proposed to be amended)

Administration. The Compensation Committee of the Board (the “Compensation Committee”), will administer the Amended Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended Plan. The Compensation Committee will have full discretion to administer and interpret the Amended Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Our employees, directors, officers, advisors or consultants and such persons at our affiliates are eligible to participate in the Amended Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the Amended Plan. However, the Compensation Committee may delegate such authority to one or more of our officers under the circumstances set forth in the Amended Plan.

Number of Shares Authorized. The Amended Plan provides for an aggregate of 1,200,000 shares of common stock to be available for awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the Amended Plan.

Each share of common stock subject to an Option or a Stock Appreciation Right will reduce the number of shares available for issuance by one share, and each share underlying an award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards or Performance Compensation Awards will reduce the number of shares of common stock available for issuance by one and one-half shares.

If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Amended Plan, the number of shares covered by awards then outstanding under the Amended Plan, the limitations on awards under the Amended Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The Amended Plan will have a term of ten years from the date that it was originally adopted by our board of directors and no further awards may be granted under the Amended Plan after the end of such term.

Awards Available for Grant. The Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Options. The Compensation Committee will be authorized to grant Options to purchase common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Amended Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended Plan, the exercise price of the Options will not be less than the fair market value (as determined under the Amended Plan) of our common stock on the date of grant (or 110% of fair market value in the case of a qualified option granted to a 10% stockholder). Options granted under the Amended Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Compensation Committee may determine to be appropriate.

Stock Appreciation Rights. The Compensation Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Amended Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the Amended Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.

Restricted Stock. The Compensation Committee will be authorized to award Restricted Stock under the Amended Plan. Unless otherwise provided by the Compensation Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with us. The Compensation Committee will determine the terms of such Restricted Stock awards. Restricted stock is common stock that generally is non-transferable and subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards. The Compensation Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Compensation Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with us. The Compensation Committee will determine the terms of such Restricted Stock Units. Unless the Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares upon the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee and set forth in an award agreement.

Stock Bonus Awards. The Compensation Committee will be authorized to grant awards of unrestricted common stock or other awards denominated in common stock, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine.

Performance Compensation Awards. The Compensation Committee will be authorized to grant any award under the Amended Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific levels of performance of us and/or one or more affiliates, divisions or operational units, or any combination thereof, as determined by the Compensation Committee.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not otherwise be transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Limitations on Certain Awards. Currently, the Plan does not limit the number of awards that may be granted to any non-employee director of the Company. In order to ensure that equity awards granted in any given year by the Company to its directors are reasonably determined and appropriate in the context of the Company’s business and financial condition, the Board and the Compensation Committee have determined to set a limit as to amount of awards granted under the Plan to such directors. As a result, the Amended Plan will specify that the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including awards granted and any cash fees paid as compensation by the Company to such non-employee director, shall not exceed $750,000 in total value.

Amendment. The Amended Plan will have a term of ten years. Our board of directors may amend, suspend or terminate the Amended Plan at any time; however, stockholder approval to amend the Amended Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. Except to the extent otherwise provided in an award agreement, in the event of a Change in Control (as defined in the Plan), all outstanding options and equity awards (other than performance compensation awards) issued under the Amended Plan will become fully vested and performance compensation awards will vest, as determined by the Compensation Committee, based on the level of attainment of the specified performance goals. In general, the Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control. The Compensation Committee can also provide otherwise in an award agreement under the Amended Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and/or vesting of awards under the Amended Plan and is intended to reflect the current provisions of the Code, the regulations thereunder and any other relevant authorities. Any such Code provision, regulation or authority may change in the future, possibly with retroactive effect. This summary is not intended to be a complete statement of applicable U.S. federal income tax law, nor does it address any tax considerations other than U.S. federal income tax considerations, such as foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. Each participant should further consult his or her own tax adviser regarding the tax treatment of the disposition of shares of common stock acquired pursuant to the exercise or receipt of any awards under the Amended Plan.

Options. Participants who are granted awards of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Code sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. In general, we will be able to deduct this same amount for U.S. federal income tax purposes.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount, if any, the participant paid for such shares unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount, if any, the participant paid for such shares. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). In general, we will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award or when such award vests. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will recognize taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. In general, we will be able to deduct the amount of taxable compensation recognized by the participant for U.S. federal income tax purposes.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. In general, we will be able to deduct this same amount for U.S. federal income tax purposes.

Stock Bonus Awards. A participant will recognize taxable compensation equal to the difference between the fair market value of the shares on the date the common stock subject to the award are transferred to the participant over the amount, if any, the participant paid for such shares. In general, we will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions.

New Amended Plan Benefits

Future grants under the Amended Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Amended Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Amended Plan.

Interests of Directors or Officers

Our directors may grant awards under the Amended Plan to themselves as well as our officers, in addition to granting awards to our other employees, consultants and advisors.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve the Amended Plan. Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Amended Plan.

PROPOSAL NO. 7: RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Although this appointment does not require ratification, the Board has directed that the appointment of WithumSmith+Brown, PC be submitted to stockholders for ratification due to the significance of their appointment to us. If stockholders do not ratify the appointment of WithumSmith+Brown, PC, the Board will consider the appointment of another independent registered public accounting firm for the fiscal year ending December 31, 2019. Representatives of WithumSmith+Brown, PC are expected to be present at the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Fees Billed by our Independent Registered Public Accounting Firm during 2018 and 2017

For fiscal years ended December 31, 2018 and December 31, 2017, WithumSmith+Brown, PC, served as our independent registered public accounting firm.

Audit Fees. Audit fees consist of fees for professional services rendered for the annual audits of our financial statements, quarterly reviews of financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees billed by WithumSmith+ Brown, PC for the fiscal years ended December 31, 2018 and December 31, 2017 were approximately $132,250 and $108,000, respectively.

Audit-Related Fees. Audit-related services consist of fees for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. There were no fees billed for audit-related services rendered during the last two fiscal years.

Tax Fees. Tax services consist of fees for the preparation of federal and state tax returns. The Company did not pay any tax fees to WithumSmith+Brown, PC in 2018. Tax fees paid to WithumSmith+Brown, PC in 2017 for the tax return related to the fiscal year ended December 31, 2017 were approximately $11,000.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of November 8, 2019 by:

●	each person known by us at that date to be the beneficial owner of more than 5% of the outstanding shares of our based solely on Schedule 13D/13G filings with the SEC;

●	each of our executive officers, directors and director nominees at such date; and

●	all of our executive officers, directors and director nominees at such date, as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As of November 8, 2019, there were 9,176,908 shares of our common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class
RENS Technology Inc. & Ren Ren (2)	1,897,568	19.9%
David Matlin	1,060,866	11.6%
Joseph Mannello (3)	1,014,211	10.7%
Dr. Robert J. Hariri (4)	434,308	4.7%
Christopher Pechock (5)	340,657	3.7%
Victor Mandel (6)	102,061	1.1%
Dr. Louis J. Aronne (7)	84,453	*
John Nosta	32,274	*
Eric Zaltas	-	-
Christopher C. Dewey (8)	239,726	2.6%
Andrew Ponte (9)	11,548	*
Directors, director nominees and officers as a group (10 persons)	4,156,805	45.3%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o MYOS RENS Technology Inc., 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927.

(2)	Includes 18,182 shares of common stock, 4,386 shares issuable upon exercise of vested stock options as well as sole voting and investment control over the 1,875,000 securities held by RENS Technology Inc. which includes 375,000 shares issuable upon exercise of a vested warrant.

(3)	Includes 689,210 shares of common stock, 100,001 shares issuable upon exercise of warrants and 225,000 shares issuable upon exercise of vested stock options.

(4)	Includes 282,058 shares of common stock including 166,000 shares held by Hariri Family Ltd. Partnership and 152,250 shares issuable upon exercise of vested stock options.

(5)	Includes 261,157 shares of common stock, 75,000 shares issuable upon exercise of warrants and 4,500 shares issuable upon exercise of vested stock options.

(6)	Includes 79,055 shares of common stock and 23,006 shares issuable upon exercise of warrants.

(7)	Includes 50,953 shares of common stock and 33,500 shares issuable upon exercise of vested stock options.

(8)	Includes 239,726 shares of common stock.

(9)	Includes 11,548 shares of common stock.

CORPORATE GOVERNANCE

Board Meetings

During the fiscal year ended December 31, 2018, the Board held eleven formal meetings. We have no written policy regarding director attendance at annual meetings of stockholders. Our last annual meeting of stockholders was held on December 13, 2018 and six of our directors attended such meeting.

Director Independence

The Board evaluates the independence of each nominee for election as a director in accordance with the Nasdaq listing rules (the “Nasdaq Listing Rules”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, our employee and has not received certain payments from, or engaged in various types of business dealings with, us. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

As a result, the Board has affirmatively determined that other than Mr. Ren and Mr. Mannello, none of our directors or director nominees has a material relationship with the Company. The Board has also affirmatively determined that all members of our Audit Committee and Compensation Committee are independent directors.

Audit Committee and Audit Committee Financial Expert

In April 2014, we established a separately-designated standing Audit Committee in accordance with Section 3(a) (58) (A) of the Exchange Act and the Nasdaq Listing Rules. The Audit Committee is comprised of Victor Mandel (chair), Chris Pechock and Dr. Louis J. Aronne, all of whom are independent directors. Our Board has determined that Mr. Mandel qualifies as an audit committee financial expert as defined by the rules of the SEC, based on his education, experience and background. During the fiscal year ended December 31, 2018, the Audit Committee held four formal meetings.

The Audit Committee:

●	oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

●	meets at least once per fiscal year with the Company’s outside auditors with respect to matters relating to the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, the Company’s application of accounting principles and the Company’s internal controls, and advises the Board of Directors with respect thereto;

●	is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

●	is directly responsible for the appointment, compensation, retention, oversight of the work and, where appropriate, replacement of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Audit Committee; and

●	oversees procedures established for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters and compliance with the Company’s Code of Ethics; and (iii) the review and oversight of all related party transactions.

Compensation Committee

In April 2014, we established a separately-designated standing Compensation Committee in accordance with the Nasdaq Listing Rules. The Compensation Committee is comprised of Christopher Pechock (chair), John Nosta and Dr. Louis J. Aronne, all of whom are independent directors. During the fiscal year ended December 31, 2018, the Compensation Committee held two formal meetings.

The Compensation Committee:

●	oversees the compensation policies and their specific application to our executive officers;

●	prepares an annual report on executive compensation for inclusion in our Annual Report on Form 10-K and/or proxy statement;

●	negotiates and approves the compensation of our chief executive officer and our other executive officers;

●	selects a peer group of companies against which to compare our compensation of our executive officers, if it deems such comparison necessary;

●	monitors compensation trends and solicits independent advice when deemed appropriate; and

●	approves, rejects or modifies incentive bonus compensation plans for our senior management, as recommended by management.

Director Nominations

Our Board of Directors does not maintain a separate nominating committee. Functions customarily performed by a nominating committee are performed by the independent members of our Board. In evaluating and determining whether to nominate a candidate for a position on the Board, the independent members of our Board utilize a variety of methods and considers criteria such as high professional ethics and values, experience on the policy-making level in business or scientific/medical research experience relevant to our product candidates and a commitment to enhancing stockholder value. Candidates may be brought to the attention of the independent members of the Board by current Board members, stockholders, officers or other persons. The independent members of the Board will review all candidates in the same manner regardless of the source of the recommendation.

We have no formal policy regarding diversity of our Board of Directors. The independent members of our Board may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. The priority of the independent members of our Board in selecting members of the Board of Directors is identifying persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members and professional and personal experiences and expertise relevant to our growth strategy.

The independent members of the Board also consider stockholder recommendations for director nominees that are properly received in accordance with the applicable rules and regulations of the SEC. In order to validly nominate a candidate for election or reelection as a director, stockholders must give timely notice of such nomination in writing to our Corporate Secretary and include, as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Board Leadership Structure

Dr. Robert J. Hariri serves as Chairman of the Board of Directors and Mr. Ren serves as our Global Chairman. Mr. Mannello currently serves as our principal executive officer. The Board of Directors has chosen to separate the principal executive officer and chairman positions because it believes that (i) independent oversight of management is an important component of an effective board of directors and (ii) this structure benefits the interests of all stockholders. If the Board of Directors convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Given the composition of the Board of Directors with a strong slate of independent directors, the Board of Directors does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if circumstances change. We believe that the structure described above is the best structure to lead us in the achievement of our goals and objectives and establishes an effective balance between management leadership and appropriate oversight by independent directors.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Ethics

We have adopted a corporate Code of Ethics. The text of our Code of Ethics, which applies to our employees, officers and directors, is posted in the “Corporate Governance” section of our website, http://www.myosrens.com. A copy of our Code of Ethics is also available in print, free of charge, upon written request to 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927 Attention: Joseph Mannello.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

MYOS RENS Technology Inc.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

REPORT OF THE AUDIT COMMITTEE*

Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the Audit Committee reviewed and discussed our financial statements for the fiscal year ended December 31, 2018 with management and WithumSmith+Brown, PC, our independent registered public accounting firm for the year ended December 31, 2018. In its discussion, management has represented to the Audit Committee that our financial statements for the fiscal year ended December 31, 2018 were prepared in accordance with generally accepted accounting principles.

The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with WithumSmith+Brown, PC, such firm’s independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted,

Victor Mandel

Christopher Pechock

Dr. Louis J. Aronne

* The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation earned for services rendered to us, for fiscal years indicated, by our executive officers.

Name and Position	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Joseph Mannello (1)	2018	23,660	7,353		19,696	50,709
(Chief Executive Officer)	2017	167,400	-	258,000	18,750	444,150

(1)	On August 24, 2017, the board of directors appointed Joseph Mannello as the Company’s permanent Chief Executive Officer,

(2)	Amounts reflect the aggregate grant date fair value of stock option awards computed in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation.” The assumptions used in determining the grant date fair value of these awards for their respective years are set forth in Part IV, Item 15, “Notes to Consolidated Financial Statements: Note 11 – Stock Compensation” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(3)	The amounts in All Other Compensation column of the Summary Compensation Table reflect the following:

Name	Fiscal Year	Health Insurance Expenses	401(k) Matching Contribution	Total Other Compensation
Joseph Mannello	2018	18,750	946	$19,696
	2017	18,750	-	$18,750

Employment Agreements

Joseph Mannello

On August 24, 2017, we entered into an employment agreement with Mr. Mannello to serve as the permanent Chief Executive Officer of the Company, effective immediately. Pursuant to the terms of the agreement, Mr. Mannello agreed to work for the Company on a full-time basis and receive a weekly base salary of $455. He may receive an annual bonus in cash or equity of the Company, as may be determined by the Board in its sole discretion. Mr. Mannello was also granted a stock option to purchase 300,000 shares of the Company’s common stock at an exercise price of $4.00 per share, which option will vest in eight equal annual installments on the last day of each fiscal quarter starting with September 30, 2017. The initial term of the agreement is two years, and the agreement will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

In the event Mr. Mannello’s employment is terminated by the Company for cause (as defined in the agreement) or as a result of death or disability, or if Mr. Mannello terminates his employment without good reason (as defined in the agreement), Mr. Mannello will be entitled to receive any accrued and unpaid base salary, any unreimbursed reasonable business expenses and employee benefits up to the date of termination as well as retain any portion of the stock option that has previously vested.

In the event Mr. Mannello’s employment is terminated by the Company for any reason other than cause, death or disability, or if Mr. Mannello terminates his employment for good reason, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as the vested portion of the stock option. In addition, he will be entitled to receive accrued and unpaid base salary up to the date of the termination, full reimbursement of all business expenses prior to termination, all applicable COBRA-related health insurance continuation rights to the extent provided for under applicable law or based on the Company’s practice and an amount equal to 100% of the COBRA premiums for him and his family for twelve months following the date of termination.

In the event Mr. Mannello’s employment is terminated by the Company without cause and in connection with, or as a result of, a change of control (as defined in the agreement), or if Mr. Mannello terminates his employment for good reason following a change in control, he will also be entitled to retain the stock option and the unvested portion of the stock option will vest as of the date of the consummation of the change in control.

The agreement contains customary non-competition and non-solicitation provisions that extend to two years after termination of Mr. Mannello’s employment with the Company. Mr. Mannello also agreed to customary terms regarding confidentiality and ownership of product ideas.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table presents, for each of the named executive officers, information regarding outstanding equity awards as of December 31, 2018.

Outstanding Equity Awards
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
Joseph Mannello (1)	8/24/2017	225,000	75,000	4.00	8/24/2027	75,000	$300,000

(1)	Mr. Mannello was hired as the Company’s permanent Chief Executive Officer effective September 1, 2017

Director Compensation

The following table summarizes the $181 compensation earned by our directors for the fiscal year ended December 31, 2018. The 127,545 restricted shares were issued on February 1, 2019 based on the stock price as of December 31, 2018 which was $1.42. All compensation was paid in restricted shares – no cash payments were made to our CEO and our non-employee directors as shown in the summary compensation table below.

Name	Share Awards	Market Value (1)
Dr. Robert J. Hariri	10,955	$15,556
Dr. Louis J. Aronne	19,562	27,778
Joseph Mannello	14,085	20,001
Christopher Pechock	29,930	42,501
Victor Mandel	29,930	42,501
John Nosta	23,083	32,778
Total	127,545	$181,115

(1)	The value of awards and stock options equals the aggregate grant date fair value of awards computed in accordance with ASC 718. The assumptions used in determining the grant date fair value of these awards for their respective years are set forth in Part IV, Item 15, “Notes to Consolidated Financial Statements: Note 11 - Stock Compensation” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

STOCKHOLDER PROPOSALS

Stockholder proposals, including director nominations, intended for inclusion in our proxy statement for the 2020 annual meeting expected to be held on or about December 23, 2020) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted to us on or before August 7, 2020 so that they may be considered by us for inclusion in our proxy statement relating to that meeting.

If you intend to present a proposal at the 2020 annual meeting of stockholders, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Company. Our Secretary must receive this notice at the principal executive offices of the Company no earlier than August 7, 2020 and no later than September 6, 2020; provided, however, that in the event that the 2020 annual meeting is called for a date that is not within 45 days before or after the anniversary of this annual meeting, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the 2020 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2020 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2020 annual meeting is first made by the Company.

If you intend to present a proposal at the 2020 annual meeting, or if you want to nominate one or more directors at the 2020 annual meeting, you must comply with the advance notice provisions of our bylaws. You may contact our Chief Executive Officer at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Annual Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

ANNUAL REPORT

The Annual Report is being sent with this Proxy Statement to each stockholder and is available at the Investor Relations portion of our website as well as on the SEC’s website at www.sec.gov. The Annual Report contains our audited financial statements for the fiscal year ended December 31, 2018. The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of this Proxy Statement and one copy of our Annual Report are being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Annual Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact Broadridge Financial Solutions, Inc., by calling (631) 254-7310, or by forwarding a written request addressed to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Promptly upon request, a separate copy of our Annual Report on Form 10-K and/or a separate copy of this Proxy Statement will be sent. By contacting Broadridge Financial Solutions, Inc., registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

OTHER MATTERS

Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

The information presented in this proxy statement under the caption “Report of the Audit Committee” will not be deemed to be “soliciting material” or deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any of our previous filings under such acts shall be interpreted as incorporating by reference the information presented under said specified captions.

Where You Can Find More Information

We file annual, quarterly and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s Web site, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to MYOS RENS Technology Inc., 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, Attention: Investor Relations.

By Order of the Board of Directors

/s/ Joseph Mannello
Chief Executive Officer and Director
Cedar Knolls, New Jersey
December 5, 2019

Appendix A

CERTIFICATE OF AMENDMENT

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MYOS Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. Board of Directors.

The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. The term of all directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate of Amendment. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate of Amendment, all directors shall be elected for a one-year term. Subject to this Section 3, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Article 4. Authorized Shares.

The aggregate number of shares which the corporation shall have authority to issue shall consist of 15,000,000 shares of Common Stock having a $0.001 par value, and 500,000 shares of Preferred Stock having a $0.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ________________________________________

A-1

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 1-5-15

A-2

Appendix B

Amendment No. 4 to the

2012 Equity Incentive Plan

WHEREAS, MYOS RENS Technology Inc. (the “Company”) has established the 2012 Equity Incentive Plan, effective September 24, 2012 (the “Plan”);

WHEREAS, the Company's Board of Directors (the “Board”) has the authority pursuant to Section 14(a) of the Plan to amend the Plan subject to the approval of holders of the Company's common stock (“Common Stock”), $0.001 par value per share (the “Stockholders”) entitled to vote in accordance with applicable law;

WHEREAS, the Board desires to amend the Plan to further increase the aggregate number of shares of the Company's Common Stock that may be issued under the Plan (“Amendment No. 4”); and

WHEREAS, on November 7, 2019, the Board approved Amendment No. 4 and recommend its approval to the Stockholders;

NOW, THEREFORE, pursuant to the power of amendment set forth in the Plan and subject to the approval of Stockholders, the Plan is hereby amended as follows effective upon the approval by the Stockholders of Amendment No. 4:

1. The reference to “850,000 shares” in the first sentence of paragraph (b) of Section 5 of the Plan is replaced in its entirety with “1,200,000 shares”.

2. Except as hereinabove amended and modified, the Plan shall remain in full force and effect.

3. A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 4 to the Plan was considered, has duly approved this Amendment No. 4 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 4 to the Plan is made effective this ________ day of December, 2019.

MYOS RENS TECHNOLOGY INC.

By:
Name:
Title:

B-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report are available at the Investor Relations portion of our website at http://ir.myosrens.com.

MYOS RENS TECHNOLOGY INC.

Annual Meeting of Stockholders

December 23, 2019 10:30 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MYOS RENS TECHNOLOGY INC.

The undersigned stockholder of MYOS RENS Technology Inc., a Nevada corporation (the “Company”), hereby appoints Joseph Mannello and Dr. Robert J. Hariri, and each of them, each with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of common stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held December 23, 2019, at the Company’s headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HERERIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD, “THREE YEARS” ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION, “FOR” EACH OF THE OTHER PROPOSALS, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

MYOS RENS TECHNOLOGY INC. 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927

VOTE BY INTERNET

www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any individual nominee(s), mark “Vote FOR All Nominees Except” and write the name(s) of the nominee(s) on the line below.

1.	Approval of an amendment to the Company’s Articles of Incorporation to increase the aggregate number of authorized shares of common stock by 3,000,000 shares to 15,000,000 shares.

☐ For ☐ Against ☐ Abstain

2.	Approval of an amendment to the Company’s Articles of Incorporation to declassify the board of directors of the Company. ☐ For ☐ Against ☐ Abstain

3.	Election of Directors

☐ Joseph Mannello ☐ Victor Mandel ☐ Andrew Ponte

☐	Vote FOR all nominees	☐	Vote WITHHOLD from all nominees	☐	Vote FOR all nominees except*

* Instruction: To withhold authority to vote for any individual nominee, mark the “For all Except” box above and write that nominee’s name on the line provided below. ___________________
4.	Approval of, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers for the year ended December 31, 2018. ☐ For ☐ Against ☐ Abstain
5.	Approval of, on a non-binding advisory basis, the frequency of stockholder advisory votes on the Company’s executive compensation. ☐ Three Years ☐ Two Years ☐ One Year ☐ Abstain

6.

Amendment of the 2012 Equity Incentive Plan to increase the aggregate number of shares of common stock which may be issued under the plan by 350,000 shares to 1,200,000 shares.

☐ For ☐ Against ☐ Abstain

7.	Ratification of the appointment of WithumSmith+Brown, PC as independent registered public accounting firm for the fiscal year ending December 31, 2019.

☐ For ☐ Against ☐ Abstain

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date